                                                             EXHIBIT 10(s)(iii)


                                AGENCY AGREEMENT

                                    between

                            LCI INTERNATIONAL, INC.,
                           as the Construction Agent

                                      and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
               not in its individual capacity, but solely as the
                   Owner Trustee under the Stuart Park Trust,
                                 as the Lessor



                         Dated as of November 15, 1996

                               TABLE OF CONTENTS

                                                                                                                       PAGE

ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

   1.1   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
APPOINTMENT OF THE CONSTRUCTION AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

   2.1   Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   2.2   Acceptance and Undertaking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   2.3   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   2.4   Scope of Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   2.5   Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   2.6   Covenants of the Construction Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III
THE PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

   3.1   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   3.2   Amendments; Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   3.3   Failure to Complete the Property; Payment of Maximum Residual Guarantee Amount . . . . . . . . . . . . . . . .   5
   3.4   Failure to Complete the Property and Purchase Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   3.5   Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV
PAYMENT OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

   4.1   Right to Receive Construction Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE V
EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

   5.1   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   5.2   Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   5.3   Remedies; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VI
THE LESSOR'S RIGHTS; THE CONSTRUCTION AGENT'S RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

   6.1   Exercise of the Lessor's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   6.2   The Lessor's Right to Cure the Construction Agent's Defaults . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VII
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

   7.1   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   7.2   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   7.3   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   7.4   Submission To Jurisdiction; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   7.5   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   7.6   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   7.7   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   7.8   Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   7.9   WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                              EXHIBIT 10(s)(iii)



                                AGENCY AGREEMENT


         THIS AGENCY AGREEMENT, dated as of November 15, 1996 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), not in its individual capacity, but solely as Owner Trustee under the Stuart Park Trust (the "Lessor") and LCI INTERNATIONAL, INC., a Delaware corporation (the "Construction Agent").

                             PRELIMINARY STATEMENT

         A. The Lessor and the Construction Agent are parties to that certain Lease Agreement, dated as of even date herewith (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease"), pursuant to which the Construction Agent, as lessee (in such capacity, the "Lessee") has agreed to lease certain Land, Improvements and Equipment from the Lessor (collectively, the "Property").

         B. In connection with the execution and delivery of the Participation Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of the Land (provided, title to the Land shall be held in the name of the Lessor) and the development, construction, installation, acquisition and testing of the Improvements and the Equipment in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire the Land and to cause the development, construction, installation, acquisition, and testing of the Improvements, the Equipment and the other components of the Property thereon in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Defined Terms.

         Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Participation Agreement, dated as of November 15, 1996, among the Lessee, FSB, not in its individual capacity, but solely as Owner Trustee under the Stuart Park Trust, and NationsBank of Texas, N.A., as a Holder, a Lender and the Agent for the Lenders.

                                   ARTICLE II

                     APPOINTMENT OF THE CONSTRUCTION AGENT

                 Appointment. Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent, and the Construction Agent accepts such appointment, in connection with the identification and acquisition of the Land (provided, title to the Land shall be held in the name of the Lessor) and the development, construction, acquisition, installation, and testing of the Improvements, the Equipment and the other components of the Property in accordance with the Plans and Specifications on the Land, and pursuant to the terms of this Agreement, the Participation Agreement and the other Operative Agreements.
Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments of the Holders in regard to the Property (including without limitation for any and all Advances in the aggregate from the Lenders under the Credit Agreement and from the Holders under the Trust Agreement).

                 Acceptance and Undertaking. The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire certain Land (provided, title to the Land shall be held in the name of the Lessor) and the construction, development, acquisition, installation, and testing of the Improvements, the Equipment and the other components of the Property in accordance with the Plans and Specifications and the Operative Agreements.

                 Term. This Agreement shall commence on the date hereof and shall terminate on the Construction Period Termination Date.

                 Scope of Authority.

         (a) The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of any and all of the Lessor's obligations under any construction agreement and to fulfill all of the obligations of the Construction Agent including without limitation:

                      (i) the identification and assistance with the acquisition of the Land in accordance with the terms and conditions of the Participation Agreement;

                      (ii) all design and supervisory functions relating to the development, construction, acquisition, installation, and testing of the related Improvements, Equipment and other components of the Property and performing all engineering work related thereto;

                    (iii) (A) negotiating and entering into all contracts and arrangements to procure the equipment necessary to construct the Property and (B) negotiating all contracts and arrangements to develop, acquire, install, construct and test the Improvements, the Equipment and the other components of the Property on such terms and conditions as are customary and reasonable in light of local and national standards and practices and the businesses in which the Lessee is engaged;

                      (iv) obtaining all necessary permits, licenses, consents, approvals, entitlements and other authorizations, required under applicable Law (including without limitation Environmental Laws), from all Governmental Authorities in connection with the construction, development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Property in accordance with the Plans and Specifications, and all of the foregoing required for the use and occupancy of the Property;

                      (v) maintaining all books and records with respect to the Property and the development, construction, operation and management thereof; and

                      (vi) performing any other acts necessary in connection with the identification and acquisition of the Land and the construction, development, acquisition, installation, and testing of the related Improvements, Equipment and all other additional components of the Property in accordance with the Plans and Specifications.

         (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract in the name of the Lessor without the Lessor's prior written consent.

         (c) Subject to the terms and conditions of this Agreement and the other Operative Agreements, the Construction Agent shall have sole management and control over the construction, development, installation, and testing means, methods, sequences and procedures with respect to the Property.

                 Delegation of Duties. The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

                 Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will:

         (a) following the Construction Commencement Date, cause the development, construction, acquisition, installation, and testing of the Property to be prosecuted in a good and workmanlike manner, and in accordance with the (i) Plans and Specifications, (ii) the Construction Budget, (iii) the contracts relating to the Improvements, the Equipment, other components for the Property, and (iv) the construction contracts, the construction schedule, prevalent industry practices and all Legal Requirements and Insurance Requirements;

         (b)              [Intentionally omitted];

         (c) cause the Completion Date for any Improvements to occur on or before the Construction Period Termination Date, free and clear (by removal or bonding) of Liens or claims for materials supplied or labor or services performed in connection with the development, acquisition, installation, construction or testing thereof;

         (d) cause all material outstanding punch list items with respect to such Improvements to be completed by the Completion Date;

         (e) at all times subsequent to the initial Advance respecting the Land (i) cause good and marketable title to the Property (including the Land) to vest in the Owner Trustee subject only to Permitted Liens, (ii) cause a valid, perfected, first priority Lien on the Property to be in place in favor of the Agent (for the benefit of the Lenders) to the extent provided in the Operative Agreements subject to the Permitted Exceptions, (iii) file all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens and (iv) not permit Liens (other than those in favor of the Agent and Permitted Liens) to be filed or maintained respecting the Property;

         (f) no less than five (5) Business Days prior to the scheduled date for the initial Construction Advance to be made in connection with the Property, the Construction Agent shall deliver to the Lessor true, complete and correct copies of the Construction Budget therefor. Thereafter, the Construction Agent, on a monthly basis, shall deliver to the Lessor true, correct and complete copies of any material modifications of the Construction

Budget and progress reports regarding the development, acquisition, installation, construction and testing of the Property;

                 procure insurance for the Property during the Construction Period in accordance with the provisions of Article XIV of the Lease; and

         (h) on or before the Construction Period Termination Date, cause the Basic Term to commence with respect to the Property.

                                  ARTICLE III

                                  THE PROPERTY

                 Construction.    The Construction Agent shall cause the (i)
Land to be acquired (provided title shall be held in the name of the Lessor) and (ii) Improvements, the Equipment and all other components of the Property to be developed, constructed, acquired, installed, tested, equipped, maintained and used in full compliance with all Legal Requirements and Insurance Requirements.

                 Amendments; Modifications.

         (a) The Construction Agent may at any time revise, amend or modify (i) the Plans and Specifications without the consent of the Lessor; provided, that any such amendment to the Plans and Specifications does not (x) result in the Completion Date of the Improvements occurring on or after the Construction Period Termination Date or (y) result in the cost of all Improvements exceeding the amount specified in the Construction Budget or the aggregate total of the Available Commitments and the Available Holder Commitments (any excess of the cost of Improvements over the then available Lender and Holder funding being the "Unfunded Amount"), and (ii) the Construction Budget and enter into any related amendments, modifications or supplements without the consent of the Lessor; provided, that such revisions, amendments or modifications to the Plans and Specifications or related amendments, modifications or supplements to the

Construction Budget do not exceed the then aggregate total of Available Commitments and the Available Holder Commitments.

         (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for the Property if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for the Property, would cause a material reduction in value in excess of the cost reduction of such revision, amendment or modification of the Property when completed, unless such revision, amendment or modification is required by Legal Requirements.

         3.3 Failure to Complete the Property; Payment of Maximum Residual Guarantee Amount. If at any time prior to the Completion Date of the Property
(i) there occurs a Casualty (other than a Casualty caused by the Construction Agent's negligence) or a Condemnation, the proceeds of which exceed or are expected to exceed 10% of the Construction Budget or that will prevent the Property from being completed by the Construction Period Termination Date, or
(ii) there shall occur a Force Majeure Event that will prevent the Property from being completed by the Construction Period Termination Date, then in either such event the Construction Agent on or prior to the date thirty (30) days prior to the Construction Period Termination Date shall notify the Lessor, the Agent, each Lender and each Holder of the occurrence of such event (said notice being referred to as the "Section 3.3 Notice"), and the Lessor shall then have an election (which such election shall be made at the direction of the Agent) of one of the following options: (1) grant an extension of the Construction Period Termination Date or (2) require the Lessee to pay to the Lessor an amount equal to the Maximum Residual Guarantee Amount (provided, however, Lessee may nevertheless exercise its Purchase Option). The failure of the Construction Agent to give the Section 3.3 Notice to Lessor shall constitute an irrevocable waiver by the Construction Agent to be governed by the provisions of this Section 3.3 but such failure shall not terminate Lessee' right to exercise its Purchase Option under Article XX of the Lease. The Construction Period Termination Date shall be extended only if such extension is consented to in writing by the Lessor, the Agent, the Majority Lenders and the Majority Holders on or prior to the Construction Period Termination Date. The Lessor shall notify the Construction Agent within thirty (30) days of receipt of the Section 3.3 Notice of the option selected by the Lessor. If the Construction Period Termination Date is not so extended, then within five (5) business days of Lessor's notification to the Construction Agent that such extension shall not be permitted, the Construction Agent shall pay to the Lessor the Maximum Residual Guarantee Amount and shall surrender, or cause to be surrendered, the Property in accordance with the terms and conditions of Section 10.1 of the Lease provided, however, Lessee may, within such five (5) day period exercise its Purchase Option and close the purchase of the Property in accordance with Article XX of the Lease.

         3.4 Failure to Complete the Property and Purchase Obligation. In the event that (i) the Completion Date for the Property shall not occur on or prior to the Construction Period Termination Date for any reason (except for any reason described in Sections 3.3(i) unless Construction Agent fails to give the Section 3.3 Notice) or (ii) the Construction Period Termination Date is not extended by the Lessor, the Agent, the Majority Lenders and the Majority Holders or (iii) the Construction Agent shall abandon or permanently discontinue the construction and development of the Property (other than for a Force Majeure Event as provided in Section 3.3(ii) above) which abandonment or discontinuance shall be deemed to have occurred if no work at the Property is undertaken or completed during a period of thirty (30) days (unless the stoppage is a schedule stoppage due to normal weather consideration in which such event, abandonment or discontinuance shall not be deemed to have accrued unless such stoppage shall continue for more than ninety (90) days) or more, or
(iv) there shall occur any material Environmental Violation, then in any such event the Construction Agent shall pay to Lessor, on a date designated by the Construction Agent (which date shall be no more than thirty (30) days after the occurrence of the applicable event) an aggregate amount equal to the liquidated damages amount referenced in Section 5.3(b) of this Agreement and on such date subject to receipt of such liquidated amount Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to the Property. At the cost and expense of the Construction Agent, the Lessor shall convey the Property "AS IS, WHERE IS" and in its then present physical condition to the Construction Agent or its designee free and clear of liens created by or through Lessor. If the Construction Agent is not required to pay such liquidated damages, it shall promptly and diligently complete the development, construction, acquisition, refinancing, installation and testing of the Property in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to the Property to occur on or prior to the Construction Period Termination Date. Any determination that an Environmental Violation is immaterial for purposes of this Agreement shall not limit the obligation of Lessee respecting such Environmental Violation under the Lease.

         3.5 Change in Control. If as a result of one (1) or more transactions prior to the Completion Date, any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Warburg Pincus Capital Company, L.P. or its Affiliates, shall, without the approval of the board of directors of the Lessee, obtain ownership or control of more than fifty percent (50%) of the common stock or fifty percent (50%) of the voting power of the Lessee entitled to vote in the election of members of the board of directors of the Lessee (any such event a "Change in Control"), then the Lessor shall then have an election (which such election shall be exercised at the direction of the Agent) of one of the following options: (i) approve the Change in Control and continue the Lease on the same terms and conditions or such other terms as Lessor and Lessee shall agree upon, or (ii) treat the next succeeding Payment Date after such Change in Control as a deemed Expiration Date whereupon the Lessee shall be entitled to exercise those options as would otherwise be available to Lessee under the Lease, including Article XX thereof as if the Expiration Date had occurred in the ordinary course.

                                   ARTICLE IV

                                PAYMENT OF FUNDS

                 Right to Receive Construction Cost.

         (a) In connection with the development, construction, acquisition, installation, and testing of the Property and during the course of the construction of the Improvements on the Property, the Construction Agent may request that the Lessor advance funds for the payment of Land Acquisition Costs or Project Costs, and the Lessor will comply with such request to the extent provided for in the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request such funds and the Lessor's obligation to advance such funds for the payment of Land Acquisition Costs or Project Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders and the Holders for Land Acquisition Costs or Project Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments, including without limitation such amounts owing for (i) development, construction, acquisition, installation, and testing of the Property, (ii) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to the Completion Date (for interest payments on the Loans or payments of the Holder Yield on the Holder Advances) or (iii) any other purpose.

         (b) The proceeds of any funds made available to the Lessor to pay Land Acquisition Costs or Project Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Land Acquisition Costs or Project Costs set forth in the Requisition relating to such funds.

                                   ARTICLE V

                               EVENTS OF DEFAULT

                 Events of Default. If any one (1) or more of the following events (each an "Event of Default") shall occur:

         (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent within ten (10) days after the receipt of the same in a manner consistent with the requirements of the Operative Agreements and as specified in the applicable Requisition to the payment of Land Acquisition Cost or Property Costs or for the development, construction, acquisition, installation, and testing of the Property and related Improvements and Equipment;

         (b) each of the Completion Date and the Basic Term Commencement Date with respect to the Property shall fail to occur for any reason (other than as a result of the occurrence of an event described in Sections 3.3(i) or (ii) hereof) on or prior to the Construction Period Termination Date;

         (c) any Lease Event of Default shall have occurred and not be cured within any cure period expressly permitted under the terms of the Lease; and

         (d) the Construction Agent shall materially breach any of its representations or warranties under any Operative Agreement to which it is a party or shall fail to observe or perform any material term, covenant or condition of this Agreement or any other Operative Agreement to which it is a party other than as set forth in paragraphs (a), (b) or (c) of this Section 5.1;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Agreement, terminate this Agreement by giving the Construction Agent written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including without limitation any amounts specified under Section 5.3 hereof), this Agreement shall terminate. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including without limitation fees and expenses of counsel, as a result of any Event of Default hereunder.

                 Damages.  The termination of this Agreement pursuant to
Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

                 Remedies; Remedies Cumulative. (a) If an Event of Default shall have occurred and be continuing, the Lessor shall have all rights available at law, equity or otherwise.

         (a) Upon the occurrence of an Event of Default, the Lessor shall have (in addition to its rights otherwise described in this Agreement or existing at law, equity or otherwise) the option (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under Sections 17.1(g), (h) (i) or (j) of the Lease) to transfer and convey to the Construction Agent upon a date designated by the Lessor all right, title and interest of the Lessor in and to the Property (including without limitation any Land and/or any Improvements, any interest in any Improvements, any Equipment whether complete or under construction). On any transfer and conveyance date specified by the Lessor pursuant to this Section 5.3(b), (i) the Lessor shall transfer and convey all of its right, title and interest in and to the Property free and clear of the Lien of the Lease and all Lessor Liens, (ii) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to the Property or Construction Period Property and (iii) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) but exclusive of the indemnities payable under Section 13 of the Participation Agreement, an aggregate amount equal to the Termination Value of the Property. The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including without limitation its obligations to accept the transfer and conveyance of the Property and its payment obligations described in subparagraph (iii) of this Section 5.3(b) , shall be absolute and unconditional under any and all circumstances and shall be performed and/or paid, as the case may be, without notice or demand and without any abatement, reduction, diminution, set-off, defense, counterclaim or recoupment whatsoever. Notwithstanding the foregoing provisions of this
Section 5.3(b), the Lessor shall have the right in its sole discretion to rescind any exercise of its option under this Section 5.3(b) upon the giving of its written confirmation of such rescission to the Construction Agent.

         (b) The Construction Agent shall have the right to cure an Event of Default hereunder with respect to the Property by purchasing or causing the Lessee to purchase the Property from the Lessor for an amount equal to the liquidated damages amount set forth in Section 5.3(b) of this Agreement.

         (c) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                                   ARTICLE VI

              THE LESSOR'S RIGHTS; THE CONSTRUCTION AGENT'S RIGHTS

                 Exercise of the Lessor's Rights. Subject to the Excepted Rights and the Excepted Payments, the Construction Agent and the Lessor hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to the Agent.

                 The Lessor's Right to Cure the Construction Agent's Defaults. The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel) , together with interest thereon at the

Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing including without limitation by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows, or to such address as may be hereafter notified in writing by the parties hereto:

         If to the Lessor:

                          First Security Bank, National Association
                          79 South Main Street
                          Salt Lake City, Utah 84111
                          Attention:       Val T. Orton, Vice President
                          Telephone No.:   (801) 246-5300
                          Telecopy No.:    (801) 246-5053

         with a copy to the Agent:

                          NationsBank of Texas, N.A.
                          901 Main Street, 64th Floor
                          Dallas, Texas  75202
                          Attention:  Brian D. Corum
                          Telephone No.:  (214) 508-0921
                          Telecopy No.:   (214) 508-9390

         and with a copy to:

                          Kennedy Covington Lobdell & Hickman, L.L.P.
                          NationsBank Corporate Center
                          100 No. Tryon Street, Suite 4200
                          Charlotte, North Carolina  28202-4006

                          Attention:  Glen B. Hardymon
                          Telephone No.:  (704) 331-7446
                          Telecopy No.:   (704) 331-7598

         If to the Construction Agent:

                          LCI International, Inc.
                          8180 Greensboro Drive, Suite 800
                          McLean, Virginia  22102
                          Attention:  John J. Dillon
                          Telephone No.:  (703) 848-4490
                          Telecopy No.:   (703) 848-4460

         with copy to:

                          Squire, Sanders & Dempsey
                          41 South High Street
                          Columbus, Ohio  43215
                          Attention:  Richard W. Rubenstein
                          Telephone No.:  (614) 365-2700
                          Telecopy No.:   (614) 365-2499

                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and the assigns of the Lessor. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder in whole or in part to any Person without the prior written consent of the Lessor.

                 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF VIRGINIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other

Operative Agreements to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the state and federal courts located in Mecklenburg County, North Carolina;

         (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the Borrower at its address set forth in Section 9.2 of the Credit Agreement or at such other address of which the Agent shall have been notified pursuant thereto;

         (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.4 any special, exemplary, punitive or consequential damages.

                 Amendments and Waivers. Subject to Section 14.5 of the Participation Agreement, the Lessor and the Construction Agent may, from time to time, enter into written amendments, supplements or modifications hereto.

                 Counterparts. This Agreement may be executed in any number of separate counterparts and all of said counterparts, when executed, taken together shall be deemed to constitute one (1) and the same instrument.

                 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, THE LESSOR AND THE CONSTRUCTION AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [SIGNATURE PAGES FOLLOW]




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                                       17

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       LCI INTERNATIONAL, INC., as the
                                       Construction Agent


                                       By:
                                          -------------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------



                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not in its
                                       individual capacity, but
                                       solely as Owner Trustee under
                                       the STUART PARK TRUST, as the
                                       Lessor


                                       By:
                                          -------------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------





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